                        CONFIDENTIAL TREATMENT REQUESTED

        Confidential Portions of this Agreement Which Have Been Redacted

        Are Marked With Brackets "[***]". The Omitted Material Has Been

         Filed Separately With The Securities and Exchange Commission.


                                                                  EXHIBIT 10.118

                                  RED HAT, INC.

                       HOSTING PROVIDER PROGRAM AGREEMENT

                                     BETWEEN

                                 INTERLAND, INC.

                                       AND

                                  RED HAT, INC.

                                  CONFIDENTIAL

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
                        CONFIDENTIAL TREATMENT REQUESTED

        Confidential Portions of this Agreement Which Have Been Redacted

        Are Marked With Brackets "[***]". The Omitted Material Has Been

         Filed Separately With The Securities and Exchange Commission.


                       HOSTING PROVIDER PROGRAM AGREEMENT

         THIS HOSTING PROVIDER PROGRAM AGREEMENT, dated as of the 24th day of February, 2004 (the "Effective Date"), is entered into by and between Interland, Inc. ("Client") with a principal place of business of 303 Peacthree Center Ave., Suite 500, Atlanta, GA 30303, and Red Hat, Inc. ("Red Hat") with a principal place of business of 1801 Varsity Drive, Raleigh, North Carolina 27606, U.S.A, (collectively, the "Parties").

                                   BACKGROUND

         Red Hat is the worldwide leader in open source technology and services specializing in Red Hat(R) Linux(R). Client is a provider of hosting services to its customers. Red Hat wishes to provide Client with certain technology services, and Client wishes to receive such services, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE. in consideration of the mutual covenants set forth in this Agreement, the Parties agree as follows:

                                   DEFINITIONS

AFFILIATE means an entity that owns or controls, is owned or controlled by, or is under common control or ownership with a party, where "control" is defined as the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

AGREEMENT means this Hosting Provider Program Agreement between Red Hat and Client and any schedules, exhibits or Work Orders thereto.

CONFIDENTIALITY AGREEMENT means the Mutual Non-Disclosure Agreement between Client and Red Hat dated December 17, 2003.

INSTALLED SYSTEMS means the systems on which Client installs or executes the Software, which may be, without limitation, a server, a workstation, a virtual machine, a blade, a node, a partition or an engine, as applicable. The initial number of Installed Systems will be stated in the applicable Work Order. The number of Installed Systems may be increased from time to time in accordance with this Agreement.

LEARNING SERVICES means the services related to training of Client's staff as specified in the applicable Work Order.

PLATFORM means the combination of the CPU and other hardware a computer system uses, its exact operating system including the version number, the compiler required, the type of libraries (e.g. libe or glibe), and the type of crypto library available (e.g. libcrypt or PAM). Changes to any of these components that break binary compatibility, or prohibit functioning (including recompiling) of the Software unless modified by Red Hat constitute a different Platform and may disqualify Client from receiving Services with respect to such modified Platform.

PRODUCTION SUPPORT SERVICES means the services relating to deployment and operation support for the Software as specified in the applicable Work Order.

PROFESSIONAL SERVICES means the services relating to technology planning, design and/or assessment specified in the applicable Work Order.

PROMOTIONAL MATERIALS means any marketing collateral for Red Hat products and services provided for distribution to prospective End Users by Red Hat to Client.

RED HAT MARKS means the following trademarks owned by Red Hat: RED HAT(R).

RED HAT NETWORK means the collection of the Red Hat services and the Red Hat technology related to software delivery, updates and upgrades, and management and provisioning as specified in the applicable Work Order and the means of delivery of such services and technology, including, if specified in the applicable Work Order, proxy and satellite service. Any use of Red Hat Network shall be subject to applicable use policies set forth in the applicable Work Order.

RED HAT PROGRAM MARKS means the trademarks owned by Red Hat set forth on Exhibit A.

RHN SERVERS means one or more designated appliance, proxy or satellite servers owned or leased by Client, approved by Red Hat, and located at Client's site for purposes of enabling Client to use Red Hat Network as specified in the applicable Work

Hosting-20040121                       1                    Red Hat Confidential

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                        CONFIDENTIAL TREATMENT REQUESTED

        Confidential Portions of this Agreement Which Have Been Redacted

        Are Marked With Brackets "[***]". The Omitted Material Has Been

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Order.

SERVICES means the Professional Services. Production Support Services, Learning Services and Red Hat Network to be provided by Red Hat as specifically set forth in the Work Orders to this Agreement. Red Hat may, at its discretion, decline to provide Services for any Software that has been modified or changed by Client in any way, except as directed or permitted by Red Hat pursuant to this Agreement.

SOFTWARE means (i) Red Hat Enterprise Linux or any other Red Hat software product specified in the applicable Work Order, which is subject to the applicable end user license agreement set forth in the applicable Work Order; or
(ii) any Red Hat software programs delivered by means of Red Hat Network, each of which is subject to the applicable end user license agreements accompanying or in the source code of such software programs.

SUPPORTED HARDWARE OR PLATFORM means hardware or a platform that functions with the Software and components contemplated for use with the Software. Information regarding the Software supportability status of hardware systems and components, as revised from time-to time, is located at http://hardware.redhat.com/hcl. Client agrees that Red Hat will have no obligation to provide Services for any system that is not Supported Hardware or Platform unless otherwise stated in an applicable Work Order in connection with custom Services performed by Red Hat for the Client.

WORK ORDER has the meaning set forth in Section 1 below.

1. SCOPE OF AGREEMENT; WORK ORDERS. This Agreement establishes a framework by which Red Hat will provide Services to Client. The specific Services that Red Hat will provide to Client will be set forth in one or more mutually agreed upon orders for work (each a "Work Order") signed by each of the Parties. Each Work Order will include, to the extent applicable, the following items: (a) description of the Services to be performed under the Work Order including the availability of the Services, geographic coverage, on-site availability, response guidelines and scope of coverage, (b) Client Contact for the Services to be provided under the Work Order, (c) any deliverables, milestones and target completion dates, (d) any method or schedule for compensation, and (c) Client's tasks and the Client resources required for Red Hat to perform the Services. Upon execution by each of the Parties, each Work Order will be a part of, and incorporated into, this Agreement. Red Hat and Client acknowledge and agree that it is their intention (i) that the Affiliates of Client may acquire Services from Red Hat by entering into a Work Order with Red Hat, and (ii) that after entering a Work Order with Red Hat, Affiliates of Client are third party beneficiaries entitled to enforce the terms and conditions of this Agreement.

2.       OBLIGATIONS OF THE PARTIES

         2.1      RED HAT OBLIGATIONS

                  2.1.1 During the term of this Agreement, Red Hat will use commercially reasonable efforts to perform the Services in accordance with the applicable Work Order with respect to Supported Hardware or Platforms.

                  2.1.2 The Services will be provided in a professional and workmanlike manner by qualified personnel.

                  2.1.3 Upon Client's request, Red Hat will establish a periodic meeting schedule and will provide monthly progress reports to Client.

         2.2      CLIENT OBLIGATIONS

                  2.2.1 Client will appoint the number of individual contacts ("Client Contacts") specified in the applicable Work Order. Red Hat will provide Services to Client solely by communicating with the Client Contacts.

                  2.2.2 Client will provide technical and other assistance required for Red Hat to perform the Services on an as needed basis.

                  2.2.3 Client shall make commercially reasonable efforts to maintain consistent Client Contacts for the term of this Agreement or any applicable Work Order. Client may change a Client Contact if the individual previously designated has terminated employment with Client or is no longer involved with day-to-day administration of the Client's Supported Hardware or Platform. Client must notify Red Hat of any change in Client Contacts. Client shall allow one calendar week for Red Hat to process any changes in Client Contacts.

Hosting-20040121                       2                    Red Hat Confidential

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        Confidential Portions of this Agreement Which Have Been Redacted

        Are Marked With Brackets "[***]". The Omitted Material Has Been

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                  2.2.4    Client will perform the tasks and provide the
                  reasonable resources specified in the Work Order and this Agreement including, without limitation, workspace and network and telephone connections and access if required to perform the Services.

                  2.2.5 If Client provides Red Hat with use of, or access to, materials that are subject to proprietary rights of, or controlled by Client, Client hereby grants Red Hat, or agrees to obtain for Red Hat, all necessary licenses and rights with respect to such materials to perform the Services and Client warrants that such use or access will not infringe on the rights of any third party.

2.2.6 Client agrees to provide Red Hat information and all access to Client's computer systems and information as reasonably requested by Red Hat and as necessary to enable Red Hat to provide the Services. Such information may include, but is not limited to, the type of hardware Client is using, a description of the problem for which Client seeks Services, and additional software Client is using that falls outside the scope of coverage. Client understands and agrees that the completeness and accuracy of the information Client provides to Red Hat may affect Red Hat's ability to provide Services.

                  2.2.7 Client shall promote the Software and Services according to the level set forth in the Work Order and as described in Exhibit A. In the event of a conflict between the terms in Exhibit A and any Work Order, the terms of such Work Order will prevail.

         2.3      CHANGES TO WORK AND DELAYS.

                  2.3.1 CHANGES. From time to time, Client or Red Hat may request a change in a Work Order. In such case, Client and Red Hat agree that they shall negotiate in good faith regarding any proposed changes to the Work Order. Proposed changes shall be effected through a written change order, signed by both parties, and such shall constitute amendments to the applicable Work Order. Any work performed under a written change order shall be considered Services for purposes of this Agreement. If Red Hat agrees to provide additional resources, then such resources shall be provided and priced separately at Red Hat's currently established rates with the Client's approval.

2.3.2 DELAYS. In the event that Client changes any of the specifications of the work to be done, delays the delivery to Red Hat of any Client deliverable specified in the Work Order, , or in any way directly causes delays to the work schedule, Red Hat is entitled to modify the schedule or reschedule the Services. In the event the project is delayed for any reason other than as outlined in the previous sentence, Client in its sole discretion may elect to terminate the applicable Work Order upon 10 days written notice to Red Hat.

3.       INTELLECTUAL PROPERTY RIGHTS.

         3.1 DELIVERABLES AND SOFTWARE. Red Hat agrees that (a) the data and information (including without limitation, computer software, computer database, computer software documentation, specifications, design drawings, reports, blueprints and the like) generated by Red Hat in the performance of the Services and (b) any data and information that are specified to be delivered or that are in fact delivered to Client pursuant to this Agreement, which data and information are derived from Client's proprietary data and information shall be and remain the sole property of Client; provided, however that the Software and any data or information that is subject to any open source license shall remain subject to such license.

         3.2 DOCUMENTATION. Notwithstanding the foregoing, all training products, materials, methodologies, software, or processes provided in connection with the Learning Services (collectively, the "Training IP") are the sole property of Red Hat and are copyrighted by Red Hat unless otherwise indicated thereon. Red Hat will have sole ownership of any methodologies, software, processes or other intellectual property developed during the performance of the Learning Services. Training IP is provided solely for the use of the participants in the training and may not be copied or transferred without the prior written consent of Red Hat. Training IP shall be considered Red Hat's confidential information and shall be treated in accordance with the Confidentiality Agreement. Notwithstanding the foregoing. Red Hat grants Client a non-exlusive, non-transferrable right during the term of this Agreement to reproduce or copy the Training IP as reasonably necessary for Client to train its staff and users.

         3.3 PROMOTIONAL MATERIALS. Subject to the terms and conditions of this Agreement, Red Hat grants Client, and Client hereby accepts, a non-exclusive, non-transferable right during the term of this Agreement to reproduce or copy the Promotional Materials as reasonably necessary for Client to fulfill its promotional obligations under this Agreement. All Promotional Materials shall remain the property of Red Hat and except insofar as they are

Hosting-20040121                       3                    Red Hat Confidential

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                        CONFIDENTIAL TREATMENT REQUESTED

        Confidential Portions of this Agreement Which Have Been Redacted

        Are Marked With Brackets "[***]". The Omitted Material Has Been

         Filed Separately With The Securities and Exchange Commission.


         distributed by Client to its customers. Client shall not modify, create derivative works of or grant a sublicense with respect to the Promotional Materials. Client acknowledges that the Promotional Materials are protected by U.S. copyright and other laws and agrees to treat the Promotional Materials in accordance with those laws.

         3.4 LICENSE TO RED HAT MARKS. Red Hat grants to Client a non-exclusive, non-transferable, worldwide right and license for the term of this Agreement to reproduce and display the Red Hat Marks solely in connection with the marketing of Client's hosting services using the Software, and subject to and in accordance with this Agreement and the trademark policies and guidelines established from time to time by Red Hat in its sole discretion and posted on Red Hat's website. Client shall not modify or obscure any Red Hat Mark, or use any Red Hat Mark in any manner other than as expressly authorized in this Agreement or as otherwise approved in writing by Red Hat. Client acknowledges that the Red Hat Marks are the exclusive property of Red Hat, and that Client will not assert any claim of ownership to any Red Hat Mark, or to the goodwill or reputation symbolized by any Red Hat Mark, by virtue of Client's use of the Red Hat Marks or otherwise. All use of the Red Hat Marks by Client under this Agreement will inure solely to the benefit of Red Hat. Client will not take any action in derogation of any of the rights of Red Hat in any Red Hat Mark.

         3.5 LICENSE TO RED HAT PROGRAM MARKS. Red Hat grants to Client a non-exclusive, non-transferable, worldwide right and license for the term of this Agreement to use and display the Red Hat Program Marks solely in connection with Client's authorized marketing of Client's hosting services using the Software under authority of this Agreement and subject to and in accordance with this Agreement and the trademark policies and guidelines established from time to time by Red Hat in its sole discretion. Client shall not modify or obscure any Red Hat Program Mark, or use any Red Hat Program Mark in any manner other than as expressly authorized in this Agreement or as otherwise agreed to in writing by Red Hat. Client acknowledges that the Red Hat Program Marks are the exclusive property of Red Hat, and that Client will not assert any claim of ownership to any Red Hat Program Mark, or to the goodwill or reputation symbolized by any Red Hat Program Mark, by virtue of Client's use of the Red Hat Program Marks or otherwise. All use of the Red Hat Program Marks by Client under this Agreement will inure solely to the benefit of Red Hat. Client will not take any action in derogation of any of the rights of Red Hat in any Red Hat Program Mark.

         3.6 OBLIGATION UPON TERMINATION OR EXPIRATION. Upon expiration or termination of this Agreement for any reason. Client will immediately cease all use of the Red Hat Marks and Red Hat Program Marks and, at Red Hat's election and request, either destroy or deliver to Red Hat all materials in Client's control or possession which bear such marks.

         3.7 RETAINED RIGHTS. Client's rights in the Red Hat Marks and Red Hat Program Marks are limited to those license rights expressly granted under this Agreement, and Red Hat retains all rights not expressly granted.

4.       FEES, INVOICES, TAXES, REPORTING AND AUDIT.

         4.1 FEES AND EXPENSES. All fees are stated in United States Dollars, and must be paid by Client to Red Hat in United States Dollars. Client will reimburse Red Hat for its reasonable, pre-approved properly documented out-of- pocket travel, training, and lodging expenses in performing the Services, including, without limitation, Upon request, Red Hat will provide an itemized statement of such expenses.

         4.2 INVOICE. Client will provide a monthly report to Red Hat within thirty (30) days of the end of the month indicating the total number of Client's end users and the Installed Systems at the end of such month. Red Hat will invoice Client for the agreed upon fees in accordance with the applicable Work Order. Any and all payments made by Client pursuant to this Agreement are non-refundable. Client shall make payment within thirty (30) days of the date specified on the invoice by wire transfer to a bank account specified in writing by Red Hat. . However, Red Hat will notify Client before such termination and shall give Client fourteen (14) days from receipt of said notice before actually terminating this Agreement to either: (a) provide Red Hat with a written explanation of its inability to pay; or (b) to remit payment to Red Hat.

         4.3 TAXES. All fees for Services specified herein are exclusive of any U.S. federal, state, or local sales, excise, use, or similar taxes. Except for taxes relating to Red Hat's income, Client agrees to pay all other taxes that, as per applicable U.S. federal, state or local laws, are incumbent on the buyer or beneficiary of the Services provided by Red Hat to Client hereunder.

         4.4 REPORTING. Client agrees that it must purchase a subscription to Red Hat Network and related Services for each Installed System to entitle such system to receive Red Hat Network and such Services. Red Hat Network and

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                        CONFIDENTIAL TREATMENT REQUESTED

        Confidential Portions of this Agreement Which Have Been Redacted

        Are Marked With Brackets "[***]". The Omitted Material Has Been

         Filed Separately With The Securities and Exchange Commission.


         the Services may be used only for the benefit of the Installed Systems with subscriptions to Red Hat Network or the Services, as applicable. Client may not use one subscription for Red Hat Network for more than one Installed System concurrently. Any use of Red Hat Network for other than the intended Installed System will result in additional charges for the Services, such charges to be determined by the number of underreported entitlements. Any unauthorized use of Red Hat Network or the Services will be deemed to be a material breach of this Agreement. During the term of this Agreement, Client agrees that (a) Red Hat will have such electronic access to the Installed Systems or the RHN Servers as Red Hat reasonably requests (not greater than monthly) to confirm the number of Installed Systems or to update or enhance the RHN Servers as required by Red Hat in its sole discretion, and (b) Client immediately will report to Red Hat the number of Installed Systems that exceeds the number of Installed Systems specified in the applicable Work Order. Red Hat will invoice Client for the number of Installed Systems that exceed the number of Installed Systems specified in the applicable Work Order (on a pro-rata basis) and Client will pay such amounts in accordance with this Agreement.

         4.5 AUDIT. During the term of this Agreement and for one (1) year thereafter, Red Hat at its own expense has right to conduct an independent third-party audit Client's facilities and records from time to time in order to verify Client's compliance with the terms and conditions of this Agreement. Any such audit shall only take place during Client's normal business hours and upon no less than ten (10) days prior written notice from Red Hat. Red Hat shall conduct no more than one such audit in any twelve-month period. Red Hat shall give Client written notice of any non-compliance, and Client shall have fifteen (15) days from the date of such notice in which to: (a) object to such notice of non-compliance or (b) make payment to Red Hat for such deficiency, such payments to be determined by the number of underreported Installed Systems. If Client is found to have underreported the number of Installed Systems by more than five percent (5%), Client shall pay, in addition to the annual fee for Service per Installed System for each unreported Installed System, an amount equal to the lesser of (a) Red Hat's audit fees, or (b) twenty percent (20%) of the underreported fees.

5.       TERM AND TERMINATION.

         5.1 TERM. The term of this Agreement shall begin on the Effective Date and shall terminate when Red Hat has performed all Services under any Work Order and the parties have not entered into any new Work Order for a period of 180 days, unless terminated earlier in accordance with
         Section 4.2 or 5.2.

         5.2 TERMINATION. This Agreement may not be terminated by either Red Hat or Client except as follows: (a) as provided under this Section 5.2, (b) by either Party upon fifteen (15) days prior written notice for any material default or breach of the terms and conditions of the Agreement by the other Party, unless the defaulting Party has cured such failure or default within such 15-day period, provided however, that no such cure period shall be permitted for a breach of Section 7 hereof. For a breach of any of Red Hat's support obligations hereunder, Interland may terminate this Agreement if such breach remains uncured seventy two (72) hours after Red Hat's receipt of written notice of the breach, in addition, regardless of whether or not such breaches are cured, if such breaches occur on three (3) or more occasions within any consecutive eight (8) weeks of the Term, Interland may terminate this Agreement, upon notice at any time following the such third breach.

         5.3 EFFECT OF TERMINATION. If this Agreement is terminated for any reason, the obligations of the Parties under Sections 3, 4 and 6 through 11 of this Agreement shall survive such termination.

6.       DISCLAIMER OF DAMAGES AND LIMITATION OF LIABILITY.

         6.1 TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT AS CONTAINED EXPLICITLY HEREIN, IN NO EVENT WILL RED HAT BE LIABLE TO CLIENT OR ANY THIRD PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES, WHETHER IN TORT OR IN CONTRACT OR OTHERWISE, INCLUDING LOST PROFITS, LOST SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF (A) THE SERVICES OR THE SOFTWARE ,
         (B) ANY INTERRUPTION OF USE OF THE SERVICES OR (C) FOR LOSS, INACCURACY OR CORRUPTION OF DATA, EVEN IF RED HAT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         6.2 EXCEPT AS CONTAINED EXPLICITLY HEREIN, RED HAT'S AGGREGATE AND CUMULATIVE LIABILITY HEREUNDER IN ALL EVENTS AND CIRCUMSTANCES SHALL BE LIMITED TO DIRECT DAMAGES NOT TO EXCEED THE AMOUNT THAT CLIENT PAID TO RED HAT FOR THE SERVICES AND THE SOFTWARE AT THE TIME OF THE EVENT GIVING RISE TO THE LIABILITY.

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                        CONFIDENTIAL TREATMENT REQUESTED

        Confidential Portions of this Agreement Which Have Been Redacted

        Are Marked With Brackets "[***]". The Omitted Material Has Been

         Filed Separately With The Securities and Exchange Commission.


7. CONFIDENTIALITY. The Parties agree that confidential information exchanged under this Agreement shall be treated in accordance with the Confidentiality Agreement. Notwithstanding anything to the contrary contained herein, the parties agree that for the purposes of this Agreement, the obligations of confidentiality specified in the Confidentiality Agreement shall exist for a period not less than the term of this Agreement.

8. INDEPENDENT DEVELOPMENT. Each Party understands that the other Party may develop or receive information similar to the other Party's confidential information. Subject to copyrights and patent rights of each Party, (a) either Party may develop or acquire technology or products, for itself or others, that are similar to or competitive with the technology or products of the disclosing Party, and (b) each Party is free to use (but not disclose to non-affiliated third parties) information which may be retained in the unaided memory of the receiving Party's employees or contractors who have had access to the confidential information of the other Party disclosed hereunder.

9.       WARRANTY.

         9.1      Red Hat represents and warrants that:

                  9.1.1 the Services will be performed in a professional and workmanlike manner by qualified personnel;

                  9.1.2 it has the authority to enter into this Agreement with Client; and

                  9.1.3 to Red Hat's knowledge, no harmful, disabling, malicious or hidden mechanisms or code that would cause programs to cease functioning or to damage or corrupt the Software have been introduced into the Software.

         9.2 If any portion of the Software is found to infringe any third party intellectual property rights, and Client has registered the Software with Red Hat, Red Hat will, at its expense and option: (i) obtain the right for Client to continue to use the Software consistent with this Agreement; (ii) modify the Software so that it is non-infringing; or (iii) replace the infringing component with a non-infringing component.

         9.3 Except as otherwise provided in this Agreement, Red Hat does not provide any warranty with respect to Services or the Software. Except as provided in this Agreement, THE SERVICES AND THE SOFTWARE ARE PROVIDED "AS IS" AND WITHOUT WARRANTIES OR CONDITIONS OF ANY KIND, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE. THIS IS THE SOLE AND EXCLUSIVE WARRANTY GIVEN BY RED HAT (EXPRESS OR IMPLIED) WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. RED HAT DOES NOT GUARANTEE OR WARRANT THAT THE USE OF THE SERVICES OR SOFTWARE WILL NOT BE INTERRUPTED OR ERROR FREE.

10. GOVERNING LAW/CONSENT TO JURISDICTION. The validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law provisions. Client hereby consents to jurisdiction of the courts of both the state or federal courts of New York. In the event the Uniform Computer Information Transactions Act (UCITA) is enacted, it shall not apply to this Agreement, and the governing law shall remain as if UCITA had not been enacted.

11.      GENERAL PROVISIONS.

         11.1 NOTICES. Any notice to be given pursuant to this Agreement, including any notice of change of address for notice, shall be deemed given (a) three (3) business days after being deposited with the U.S. Postal Service, postage prepaid, first class, certified, return receipt requested; (b) upon receipt when delivered in person; or (c) two (2) business days after being deposited with a reputable international overnight delivery service.

         If to Red Hat:

         Red Hat, Inc.
         Attention: General Counsel
         1801 Varsity Drive
         Raleigh, North Carolina 27606

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                        CONFIDENTIAL TREATMENT REQUESTED

        Confidential Portions of this Agreement Which Have Been Redacted

        Are Marked With Brackets "[***]". The Omitted Material Has Been

         Filed Separately With The Securities and Exchange Commission.


         Facsimile: (919) 754-3704

         If to Client:

         Interland, Inc.
         Attention: General Counsel
         303 Peachtree Center Avenue, Suite 500
         Atlanta, GA 30303

         11.2 ASSIGNMENT. This Agreement is assignable by either Party only with the other Party's prior written consent, which shall not be unreasonably withheld. Notwithstanding the foregoing, either Party may assign this Agreement to its affiliate, subsidiary or as a result of a merger or a sale of all or substantially all of such Party's assets or stock without the prior approval of the other Party. Red Hat may subcontract Services under this Agreement without the prior approval of Client; provided, however, that such subcontractor must agree to keep any proprietary information received from Red Hat or Client confidential.

         11.3 INDEPENDENT CONTRACTOR. Red Hat is an independent contractor and nothing in this Agreement or related to Red Hat's performance of any Work Order shall be construed to create an employee relationship between Client and Red Hat or any Red Hat consultant. Red Hat shall be solely responsible for payment of applicable taxes, deductions or other payments and benefits for its personnel.

         11.4 EXPORT RESPONSIBILITIES. Red Hat may supply Client with technical data that may be subject to export control restrictions. Red Hat shall not be responsible for compliance by Client with applicable export obligations or requirements for such technical data. Client agrees to comply with all applicable export control restrictions.

         11.5 HEADINGS. The title and paragraph headings contained in this Agreement are inserted for identification and convenience, and will not be deemed part of this Agreement for purposes of interpretation.

         11.6 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable for any reason, the Parties agree that such invalidity shall not affect the validity of the remaining provisions of the Agreement. If allowed by applicable law, the Parties agree to substitute such invalid or unenforceable provision with a valid provision that most closely approximates the intent and economic effect of the invalid or unenforceable provision.

         11.7 WAIVER. The failure of either Party to exercise any rights hereunder shall not constitute or be deemed a waiver or forfeiture of such rights.

         11.8 DISPUTE RESOLUTION. If either party has issue with the other party's performance under this agreement, such party agrees to give the other party a written description of the problem(s) and to make a good faith effort to amicably resolve the problem before commencing any proceeding.

         11.9 PREVAILING PARTY. In the event of a dispute between the Parties regarding payment under this Agreement, the prevailing Party's attorney's fees shall be paid by the other Party.

         11.10 FORCE MAJEURE. Neither Party shall be liable for nonperformance or delays caused by acts of God, wars, riots, strikes, fires, floods, earthquakes, government restrictions or other causes beyond its control. In the event of the occurrence of any of the foregoing, the date of performance shall be deferred for a period of time equal to the time lost by reason of the delay. The affected Party shall notify the other in writing of such events or circumstances promptly upon their occurrence.

Hosting-20040121                       7                    Red Hat Confidential

                        CONFIDENTIAL TREATMENT REQUESTED

        Confidential Portions of this Agreement Which Have Been Redacted

        Are Marked With Brackets "[***]". The Omitted Material Has Been

         Filed Separately With The Securities and Exchange Commission.


         11.11 COMPLETE AGREEMENT. This Agreement and Work Orders that are executed by each of the Parties under this Agreement shall constitute the exclusive terms and conditions with respect to the purchases of Software or Services under this Agreement by Client from Red Hat, notwithstanding any different or additional terms that may be contained in the form of purchase order or other document used by Client in such transactions. This Agreement and the Work Orders that are executed by each of the Parties under this Agreement contains the final, complete and exclusive statement of the agreement between the parties with respect to the transactions contemplated herein and all prior written agreements and all prior and contemporaneous oral agreements with respect to the subject matter herein are merged herein. This Agreement and any Work Order that is executed by each of the Parties under this Agreement may not be amended, supplemented or modified (or any right or power granted hereunder waived) except by written instrument signed by authorized officers of the parties hereto (or in the case of a waiver, signed by the party to be bound), which instrument makes specific reference to this Agreement or the applicable Work Order. In the event of any conflict between this Agreement and any Work Order, this Agreement shall take precedence unless otherwise specified in the Work Order.

         11.12 NON-SOLICITATION. Client agrees not to solicit or hire any personnel of Red Hat with whom Client has had contact in connection with this Agreement until at least six months after the termination of this Agreement.

         11.13 COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The Parties may exchange signature pages by facsimile and such signatures shall be effective to bind the Parties.

                           [SIGNATURE PAGE TO FOLLOW.]

Hosting-20040121                       8                    Red Hat Confidential

                        CONFIDENTIAL TREATMENT REQUESTED

        Confidential Portions of this Agreement Which Have Been Redacted

        Are Marked With Brackets "[***]". The Omitted Material Has Been

         Filed Separately With The Securities and Exchange Commission.


IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement by its duly authorized representatives effective as of the Effective Date.

INTERLAND, INC.             RED HAT, INC.

/s/ WILLIAM JONES           /s/ KEVIN B. THOMPSON
-----------------           ---------------------
SIGNATURE                   Signature

WILLIAM JONES               KEVIN B. THOMPSON       [REVIEWED INDL LEGAL STAMP]
-----------------           --------------------
Printed Name                Printed Name

VP, Operations              EVP and CFO           [APPROVED RED HAT LEGAL STAMP]
-----------------           --------------------
Title                       Title

In order for Red Hat to process this agreement, please sign and return this Hosting Provider Program Agreement to Red Hat as follows:

Facsimile: 919-754-3729
Address:   1801 Varsity Drive
           Raleigh, NC 27606
           Attention: Melissa Chappell

To Client: please provide contact information for exchange of countersigned documents below:

Facsimile: 404-260-2497
Address    303 Peachtree Center Avenue, Suite 500
           Atlanta, GA 30303
Attention: Legal Department

Hosting-20040121                       9                    Red Hat Confidential

                        CONFIDENTIAL TREATMENT REQUESTED

        Confidential Portions of this Agreement Which Have Been Redacted

        Are Marked With Brackets "[***]". The Omitted Material Has Been

         Filed Separately With The Securities and Exchange Commission.


                                    EXHIBIT A
                            HOSTING PROVIDER PROGRAM

Red Hat Ready Hosting Partner

1. Revenue commitments: $[***] per month minimum

2. Red Hat Program Mark: Red Hat Ready Hosting Partner

3. Red Hat website listing and link to Client site

4. Red Hat will provide Client membership in Red Hat's Beta Software Program

Red Hat Advanced Hosting Partner

1. Revenue commitments: $[***] per month minimum

2. Red Hat Program Mark: Red Hat Advanced Hosting Partner

3. Red Hat website listing and link to Client site

4. Red Hat will provide Client membership in Red Hat's Beta Software Program

5. Red Hat will provide a quote for a mutually agreeable press release

-------------
*** - Confidential Treatment Requested

Hosting-20040121                       10                   Red Hat Confidential

                        CONFIDENTIAL TREATMENT REQUESTED

        Confidential Portions of this Agreement Which Have Been Redacted

        Are Marked With Brackets "[***]". The Omitted Material Has Been

         Filed Separately With The Securities and Exchange Commission.


                                  RED HAT, INC.
                               WORK ORDER NUMBER 1

         This Work Order Number 1 dated February 24, 2004 (the "Work Order Effective Date") is issued under and subject to the terms and conditions of the Hosting Provider Program Agreement between Red Hat, Inc. ("Red Hat") and Interland, Inc. ("Client") effective as of February 24. 2004 (the "Agreement"). Capitalized terms not defined herein shall have the meaning set forth in the Agreement. Upon execution by each of the Parties, this Work Order shall be incorporated into and made a part of the Agreement.

1.       SCOPE OF WORK ORDER

         Red Hat will provide the products and services listed below (the "Services") to Client. In the event that Client requires additional services that are outside the scope of the Services listed below, the Parties will execute additional work orders under the Agreement relating to such services.

2.       PRODUCTS AND SERVICES

         a. RED HAT ENTERPRISE LINUX AS STANDARD

PLATFORM: Intel 32-bit x86

AVAILABILITY OF PRODUCTION SUPPORT SERVICES: 9am to 9pm, Monday-Friday EST/EDT (excluding Red Hat recognized holidays)

ON-SITE COVERAGE: None.

GEOGRAPHIC COVERAGE: North America via telephone and web.

SCOPE OF COVERAGE OF PRODUCTION SUPPORT SERVICES: Management of an unlimited number of incidents arising from production use of Red Hat Enterprise Linux AS on Installed Systems with active subscriptions.

RED HAT NETWORK: Update Entitlement subscription, including updates and upgrades, for each Installed System with an active subscription to Red Hat Enterprise Linux AS Standard during the term of this Work Order.

NUMBER OF INSTALLED SYSTEMS: TBD by Client in its sole discretion.

The use of the Software is subject to the end user license agreement set forth on Appendix 1 hereto.

         b. RED HAT ENTERPRISE LINUX ES BASIC

PLATFORM: Intel 32-bit x86

SCOPE OF COVERAGE: Subscription to Red Hat Network for each Installed System with an active subscription to Red Hat Enterprise Linux ES Basic for the term of this Work Order.

NUMBER OF INSTALLED SYSTEMS: see Section 4 below

PRODUCT USAGE: Red Hat Enterprise Linux ES supports a maximum of two-way SMP hardware and less than eight gigabytes of RAM.

The use of the Software is subject to the end user license agreement set forth on Appendix 1 hereto.

         c. LEARNING SERVICES

AVAILABILITY: 9am to 5pm, Monday-Friday based on location of services

ON-SITE COVERAGE FOR STANDARD RED HAT COURSES: On-site training classes available within four (4) weeks of request from Client at Client's expense. On-site training is restricted to a maximum of 16 students per class. Client will supply facility and equipment for on-site training with one workstation per student and instructor and one workstation for testing. Instructor's travel and expenses and any facility or equipment rental expenses are extra and will be invoiced to Client. Once scheduled, a course may be changed only with ten (10) days prior written notice or an additional fee will apply.

SCOPE OF COVERAGE: Client is responsible for attendance at on-site training events ordered and for assessing the

WO 20031010                                                 Red Hat Confidential

                        CONFIDENTIAL TREATMENT REQUESTED

        Confidential Portions of this Agreement Which Have Been Redacted

        Are Marked With Brackets "[***]". The Omitted Material Has Been

         Filed Separately With The Securities and Exchange Commission.


Participant's suitability for Red Hat training and enrollment in the appropriate courses. Participants may be required to enter into individual training agreements that are applicable to the Learning Services that are scheduled. COURSE NUMBER(S): RH300 for up to 16 students
COURSE DATES: TBD
COURSE LOCATION: TBD

SEVERITY LEVEL DEFINITIONS

DURING THE TERM OF THIS WORK ORDER, RED HAT WILL PROVIDE THE FOLLOWING SUPPORT TO CLIENT:

Severity Level                              Definition
--------------    --------------------------------------------------------------
      1           Catastrophic production problem which may severely impact the
                  Client's production systems; or in which Client's production systems are down or not functioning; loss of production data and no procedural work around exists. Severity 1 problem also includes issues that result in an emergency condition that cause a security breach.

      2 High impact problem in which the Client's operation is disrupted but there is capacity to remain productive and maintain necessary business level operations.

      3 Medium-to-low impact problem which involves partial non-critical functionality loss One which impairs some operations but allows the Client to continue to function. This may be a minor issue with limited loss or no loss of functionality or impact to the Client's operation and issues in which there is an easy circumvention or avoidance by the end user. This includes documentation errors.

      4 General usage questions, recommendations for future product enhancements or modifications and to calls that are passed to Red Hat for information purposes. Their is no impact on the quality, performance or functionality of the product.

RESPONSE GUIDELINES FOR STANDARD AND PREMIUM PRODUCTS

                  Initial Response    Initial Response
Severity Level      (telephone)         (web/email)        Status Updates       Level of Effort
--------------    ----------------    ----------------    -----------------    ------------------
 1 (Premium)          1 hour              1 hour            Every 2 hours       24x7 continuous
                                                               unless            effort until
                                                             otherwise            interum fix
                                                               agreed

 1 (Standard)     4 Business Hours     1 Business Day       Every 2 hours      Continuous effort
                                                           during Business      during Business
                                                          Hours/Days unless     Hours/Days until
                                                           otherwise agreed       interim fix

      2            1 Business Days     1 Business Days         Every 3            Commercially
                                                            Business Days      reasonable efforts
                                                                unless         to provide interim
                                                              otherwise           fix in timely
                                                                agreed               fashion

      3            2 Business Days     2 Business Days     As necessary to        Commercially
                                                             keep Client       reasonable efforts
                                                              reasonably         consistent with
                                                               informed.          magnitude of
                                                                                     problem

      4            4 Business Days     4 Business Days    At Red Hat's sole     AT Red Hat's sole
                                                             discretion,       discretion, unless
                                                           unless otherwise    otherwise mutually
                                                           mutually agreed.     agreed to by the
                                                                               parties in writing

WO 20031010                                                 Red Hat Confidential

                        CONFIDENTIAL TREATMENT REQUESTED

        Confidential Portions of this Agreement Which Have Been Redacted

        Are Marked With Brackets "[***]". The Omitted Material Has Been

         Filed Separately With The Securities and Exchange Commission.


If Red Hat fails to meet the aforementioned Response Guidelines, Client's remedies shall be as follows:

Severity Level 1-If Red Hat fails to meet the Response Guidelines on 3 or more occasions in any 1 month period during the term of this Work Order, Client may terminate this Work Order upon written notice to Red Hat.

Severity Level 2-If Red Hat fails to meet the Response Guidelines on 3 or more occasions in any 1 month period during the term of this Work Order, Client may terminate this Work Order upon written notice to Red Hat.

Severity Level 3-If Red Hat fails to meet the Response Guidelines on 3 or more occasions in any 1 month period during the term of this Work Order, Client may terminate this Work Order upon written notice to Red Hat.

Business Hours and Days: 9:00am to 9:00pm, Monday-Friday EST/EDT, except for Red Hat-recognized holidays.

3.       TERM

         The term of this Work Order and the provision of the Services hereunder is one (1) year from the Work Order Effective Date (the "Initial Term"). Upon the expiration of the Initial Term, this Work Order shall automatically renew for additional terms of one (1) year unless either Party provides the other Party with written notice of non-renewal at least sixty (60) days' prior to the expiration of the Initial Term or subsequent renewal term. At any time following the Initial Term, Client may terminate this agreement upon 60 days written notice to Red Hat.

         Upon termination of this Work Order or the Agreement, Client may continue to use any Red Hat Enterprise Linux software consistent with the open source and third party licenses applicable to such software.

4.       FEE

RED HAT ENTERPRISE LINUX ES BASIC FEES - FIRST YEAR. During the Initial Term, Client will pay Red Hat the following fee (the "Fee") for the Services, in accordance with the Agreement. The Fee shall be paid pursuant to the payment schedule set forth below. In addition, fees for any additional incremental Installed Systems are due and payable upfront monthly in accordance with the Agreement.

        PRODUCT/SERVICES                   QUANTITY            EXTENDED PRICE
---------------------------------   -----------------------   ----------------
Red Hat Enterprise Linux ES Basic   [***] Installed Systems   $   120,000/year
                                                              ----------------
                                                              TOTAL:  $120,000

PAYMENT SCHEDULE

    MONTH         PAYMENT DUE FOR MONTH
--------------    ---------------------
March 2004               $ 6,000

April 2004               $ 6,000

May 2004                 $ 8,000

June 2004                $ 8,000

July 2004                $10,000

August 2004              $10,000

September 2004           $12,000

October 2004             $12,000

November 2004            $12,000

December 2004            $12,000

January 2005             $12,000

February 2005            $12,000

--------------
*** - Confidential Treatment Requested


WO 20031010                                                 Red Hat Confidential

                        CONFIDENTIAL TREATMENT REQUESTED

        Confidential Portions of this Agreement Which Have Been Redacted

        Are Marked With Brackets "[***]". The Omitted Material Has Been

         Filed Separately With The Securities and Exchange Commission.


ADDITIONAL INSTALLED SYSTEMS: If during the Initial Term, Client uses Red Hat Enterprise Linux ES Basic software on more than [***] Installed Systems, Client agrees to pay $[***]/per month/ per entitlement for each Installed System of Red Hat Enterprise Linux ES Basic over [***].

RED HAT ENTERPRISE LINUX ES BASIC FEES - RENEWAL YEAR. After the Initial Term. Client will pay Red Hat a renewal fee (the "Renewal Fee") for the Services, in accordance with the chart below:

 TOTAL NUMBER OF
INSTALLED SYSTEMS     PRICE PER MONTH FOR
    PER MONTH        EACH INSTALLED SYSTEM
-----------------    ---------------------
      0-999                 $[***]

   1,000-1,999              $[***]

   2,000-3,999              $[***]

   4,000-5,999              $[***]

 6.000 or greater           $[***]

RED HAT ENTERPRISE LINUX AS STANDARD: At any time during the Initial Term or first renewal term of this Work Order, Client may purchase subscriptions to Red Hat Enterprise Linux AS Standard for $[***]/per month/per entitlement.

5.       HOSTING PARTNER LEVEL

Pursuant to this Work Order, Client is hereby designated as a "Red Hat Ready Hosting Partner"; the minimum revenue commitment as outlined in Exhibit A of the agreement will be deemed met by the payments as outlined in Section 4 of this Agreement.

As a reference account. Client will assist with the following:

1. As opportunities arise, Client will allow Red Hat to reference its relationship with Client with prior approval, not to be unreasonably withheld. Opportunities under this clause include: (a) during Red Hat's end of quarter earnings call; (b) Red Hat's end of quarter earnings press release; (c) during customer briefings; (d) in meetings with the press; (c) on www.redhat.com; (f) in corporate brochures and collateral; and (g) in print advertising The reference to Client will only describe the services provided by Red Hat under this Agreement and will not be more prominent than references to other Red Hat customers.

2. Client will make a technology executive (of at least Director level) available from Client for three (3) customer reference calls at a time as mutually agreed upon by Client and Red Hat.

3 Client will provide a mutually agreeable quote from a Client technology executive for a Red Hat press release.

4 Client will allow Red Hat to publish one (1) case study or success story that describes the favorable performance of Red Hat technology (relative to UNIX Technology) and describe the services provided by Red Hat, subject to prior written approval of Client.

                           [SIGNATURE PAGE TO FOLLOW.]

-------------
*** - Confidential Treatment Requested

WO 20031010                                                 Red Hat Confidential

                        CONFIDENTIAL TREATMENT REQUESTED

        Confidential Portions of this Agreement Which Have Been Redacted

        Are Marked With Brackets "[***]". The Omitted Material Has Been

         Filed Separately With The Securities and Exchange Commission.


IN WITNESS WHEREOF, each of the Parties hereto has executed this Work Order by its duly authorized representatives effective as of the last date written below.

INTERLAND, INC.                   RED HAT, INC.

/s/ William Jones                 /s/ Kevin B. Thompson
--------------------              ----------------------
Signature                         Signature

William Jones                     Kevin B. Thompson
--------------------              ----------------------
Printed Name                      Printed Name

VP, OPERATIONS                    EVP AND CFO
--------------------              ----------------------
Title                             Title

                   [REVIEWED INLD LEGAL STAMP]    [APPROVED RED HAT LEGAL STAMP]

WO 20031010                                                 Red Hat Confidential

                        CONFIDENTIAL TREATMENT REQUESTED

        Confidential Portions of this Agreement Which Have Been Redacted

        Are Marked With Brackets "[***]". The Omitted Material Has Been

         Filed Separately With The Securities and Exchange Commission.


                                   APPENDIX 1

                 LICENSE AGREEMENT AND LIMITED PRODUCT WARRANTY
           RED HAT(R) ENTERPRISE LINUX(R) AND RED HAT(R) APPLICATIONS

This agreement governs the use of the Software and any updates to the Software, regardless of the delivery mechanism. The Software is a collective work under U.S. Copyright law. Subject to the following terms, Red Hat, Inc ("Red Hat") grants to the user ("Customer") a license to this collective work pursuant to the GNU General Public License.

1. THE SOFTWARE. Red Hat Enterprise Linux and Red Hat Applications (the "Software") are either a modular operating system or application consisting of hundreds of software components. The end user license agreement of each component is located in the component's source code. With the exception of certain image files identified in Section 2 below, the license terms for the components permit Customer to copy, modify, and redistribute the component, in both source code and binary code forms. This agreement does not limit Customer's rights under, or grant Customer rights that supersede, the license terms of any particular component.

2. INTELLECTUAL PROPERLY RIGHTS. The Software and each of its components, including the source code, documentation, appearance, structure and organization are owned by Red Hat and others and are protected under copyright and other laws. Title to the Software and any component, or to any copy, modification, or merged portion shall remain with the aforementioned, subject to the applicable license. The "Red Hat" trademark and the "Shadowman" logo are registered trademarks of Red Hat in the U.S. and other countries. This agreement does not permit Customer to distribute the Software using Red Hat's trademarks. Customer should read the information found at http//www.redhat.com/about/corporate/ trademark/before distributing a copy of the Software, regardless of whether it has been modified If Customer makes a commercial redistribution of the Software, unless a separate agreement with Red Hat is executed or other permission granted, then Customer must modify any files identified as "REDHAT-LOGOS" and "anaconda-images" to remove all images containing the "Red Hat" trademark or the "Shadowman" logo. Merely deleting these files may corrupt the Software.

3. EXPORT CONTROL. As required by U.S. law, Customer represents and warrants that it (a) understands that the Software is subject to export controls under the U.S. Commerce Department's Export Administration Regulations ("EAR"), (b) is not located in a prohibited destination country under the EAR or U.S. sanctions regulations (currently Cuba, Iran. Iraq, Libya, North Korea, Sudan and Syria),
(c) will not export, re-export, or transfer the Software to any prohibited destination, entity, or individual without the necessary export license(s) or authorizations(s) from the U.S. Government, (d) will not use or transfer the Software for use in any sensitive nuclear, chemical or biological weapons, or missile technology end-uses unless authorized by the U.S. Government by regulation or specific license, (e) understands and agrees that if it is in the United States and exports or transfers the Software to eligible end users, it will, as required by EAR Section 741. 17(c), submit semi-annual reports to the Commerce Department's Bureau of Industry & Security (BIS), which include the name and address (including country) of each transferee, and (f) understands that countries other than the United States may restrict the import, use, of export of encryption products and that it shall be solely responsible for compliance with any such import, use, or export restrictions.

4. THIRD PARTY PROGRAMS. Red Hat may distribute third party software programs with the Software that are not part of the Software. These third party programs are subject to their own license terms. The license terms either accompany the programs or can be viewed at http//www redhat.com/licenses. If Customer does not agree to abide by the applicable license terms for such programs, then Customer may not install them. If Customer wishes to install the programs on more than one system or transfer the programs to another party, then Customer must contact the licensor of the programs After the Work Order Effective Date. Red Hat shall provide Customer notice if any such license terms materially impact Customer's rights or obligations related to the Software

5. GENERAL. If any of the terms of this Appendix are inconsistent with the Agreement, the terms of the Agreement will govern.

  Copyright 2003 Red Hat, Inc. All rights reserved. "Red Hat" and the Red Hat
    "Shadowman" logo are registered trademarks of Red Hat, Inc. "Linux" is a registered trademark of Linux Towards All other trademarks are the property of their respective owners.

WO 20031010                                                 Red Hat Confidential